Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2007 relating to the financial statements which appears in Protalix BioTherapeutics, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2006. We also consent to the references to us under the headings ‘‘Experts’’ in such Registration Statement.

Kesselman & Kesselman

Tel Aviv, Israel
October 23, 2007